Filed Pursuant to Rule 433

Registration No. 333-159466

AMERICAN BAR ASSOCIATION MEMBERS/STATE STREET COLLECTIVE TRUST

Free Writing Prospectus Dated February 24, 2010

Relating to Prospectus Dated July 2, 2009

INTRODUCTION

This free writing prospectus (this “Communication”) relates to the prospectus dated July 2, 2009, as supplemented December 22, 2009 (collectively, the “Prospectus”) for units of beneficial interest in the American Bar Association Members/State Street Collective Trust (the “Collective Trust”). Effective on or about July 6, 2009, the Collective Trust:

•	introduced two new Managed Funds, the Large Cap Equity Fund and the Small-Mid Cap Equity Fund;
•	introduced a Real Asset Return Fund;
•	introduced the new Target Risk Funds, comprised of the Conservative Risk Fund, the Moderate Risk Fund and the Aggressive Risk Fund; and
•	reorganized certain existing Funds, including the engagement of new Investment Advisors for the International All Cap Equity Fund.

This Communication presents, as of December 31, 2009:

•	historical performance information for each of the Funds listed above; and
•

composite related account performance information for (i) accounts of each of the Investment Advisors providing investment advice to State Street Bank and Trust Company of New Hampshire, as trustee of the Collective Trust (“State Street”), as of December 31, 2009, with respect to various portions of these Funds and (ii) collective investment funds of State Street Bank and Trust Company (“State Street Bank”) or its State Street Global Advisors division (“SSgA”) into which these Funds invest various portions of their assets and other accounts of State Street Bank or SSgA which employ similar investment strategies, as applicable.

This Communication also provides a comparison of the Fund historical performance information and composite related account performance information against the investment record of relevant benchmark market indices. PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS.

State Street exercises discretion with respect to the selection and retention of Investment Advisors for each of these Funds and may remove an Investment Advisor at any time, upon consultation with The Northern Trust Company (“Northern Trust”) as investment fiduciary, as described in the Prospectus. Additionally, State Street may change the allocation of assets among Investments Advisors for these Funds at any time, subject to consultation with Northern Trust, as described in the Prospectus. The investment records for the respective comparative market indices do not reflect the deduction of fees or expenses that an investor would pay to invest in the securities that comprise the indices. One cannot directly invest in an index. Generally, capitalized terms not defined in this Communication which are defined in the Prospectus have the same meanings given to such terms in the Prospectus. The accompanying Notes are an integral part of the historical performance information.

The Collective Trust has filed a registration statement (including the Prospectus) with the Securities and Exchange Commission (the “SEC”) for the offering to which this Communication relates. Before you invest, you should read the Prospectus in that registration statement, as supplemented, and other documents the Collective Trust has filed with the SEC for more complete information about the Collective Trust and this offering. You may get these documents free of charge by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, upon written or oral request, State Street will provide you with a copy of the Prospectus without charge. You can request the Prospectus from State Street by writing to the ABA Retirement Funds, Post Office Box 5142, Boston, Massachusetts 02206-5142 or by calling (800) 348-2272; or from the Web site of the American Bar Association Retirement Funds program (the “Program”) at http://www.abaretirement.com/docs/sites/1/ABA_Program_Prospectus.pdf.

HISTORICAL FUND PERFORMANCE INFORMATION

The following table shows, with respect to the Funds listed below, the total return, after expenses, for the three months ended December 31, 2009 (or if shorter, since inception) and the total annual return, after expenses, over one-year, three-year and five-year periods ended December 31, 2009. The performance of the Funds is also reduced by the Program Expense Fees that pay for the administration of the plans maintained under the Program. After-tax returns are not included inasmuch as the Program is open only to tax-qualified employee retirement plans which are not subject to federal income tax. In addition, the table provides returns for comparative market indices for each of these Funds.

Fund / Comparative Market Index	Three Months Ended 12/31/09	Period Ended December 31, 2009 Annualized
		1 Year	3 Years	5 Years

Large Cap Equity Fund[1]	6.97%	N/A	N/A	N/A
Russell 1000 Index[2]	6.07%	N/A	N/A	N/A

Small-Mid Cap Equity Fund[3]	4.84%	N/A	N/A	N/A
Russell 2500 Index[4]	5.08%	N/A	N/A	N/A

International All Cap Equity Fund[5]	2.50%	33.75%	-7.13%	2.68%
MSCI All Country World Ex-U.S. Index[6]	3.74%	41.45%	-3.49%	5.83%
MSCI EAFE Index[7]	2.18%	31.78%	-6.04%	3.54%

Real Asset Return Fund[8]	5.49%	N/A	N/A	N/A
Custom Benchmark[9]	5.73%	N/A	N/A	N/A

Target Risk Funds

Conservative Risk Fund[10]	1.78%	N/A	N/A	N/A
Custom Benchmark[11]	1.98%	N/A	N/A	N/A

Moderate Risk Fund[10]	3.38%	N/A	N/A	N/A
Custom Benchmark[11]	3.53%	N/A	N/A	N/A

Aggressive Risk Fund[10]	4.72%	N/A	N/A	N/A
Custom Benchmark[11]	4.93%	N/A	N/A	N/A

RELATED ACCOUNT PERFORMANCE INFORMATION

Composite related account historical performance information for the Investment Advisors and for State Street Bank (collectively, the “Composite Returns”) is provided for illustrative purposes only. The Composite Returns are intended as an approximation of past performance of each Investment Advisor and State Street Bank with respect to the accounts included therein, as described below. The Composite Returns do not represent the historical performance of any Fund. Actual performance of the Investment Advisors, State Street Bank and the Funds may vary substantially.

The Composite Returns were generated in particular economic and market conditions. Similar investments likely would produce different results under different economic and market conditions. There can be no assurance that similar investment opportunities will be available in the future, or that any Fund would be able to exploit similar investment opportunities should they arise. The investment professionals employed by each Investment Advisor and State Street Bank may have changed during the periods presented. Further, the management approaches that the respective Investment Advisors and State Street Bank have applied in the past may not be static and may be revised and refined from time to time in light of market factors and developments. It is therefore likely that the actual management of each Fund will be guided by an approach that is somewhat different from the approach the Investment Advisors and State Street Bank have applied in the past. There can be no guarantee that the Investment Advisors and State Street Bank will accurately and adequately gauge the impact of future market factors and developments in the course of refining their approaches and thus no guarantee that refinements of their approaches will lead to equal or greater success in the future.

The Composite Returns generally consist of all actual, fee-paying, fully discretionary accounts (including tax-exempt accounts and mutual funds) managed solely by each Investment Advisor or State Street Bank during the periods presented that have investment objectives, policies and strategies fundamentally similar to that applied by such Investment Advisor or State Street Bank to management of the assets of the corresponding Fund. Certain Investment Advisors also include size parameters in determining which accounts to include in calculating Composite Returns. New accounts are included in the Composite Returns in a timely and consistent manner after the account comes under management, and closed accounts are included in the Composite Returns through the completion of the last full measurement period under management. The results for individual accounts and for different periods may vary. Different methods of selecting accounts could produce different results.

Composite Returns are derived from information provided by the respective Investment Advisors and State Street Bank that the Investment Advisors and State Street Bank have represented is generally prepared in compliance with the Global Investment Performance Standards (“GIPS”). GIPS is a set of standardized, industry-wide ethical principles that provide investment firms with guidance on how to calculate and report their investment results to prospective clients. The information presented below is obtained from the Investment Advisors and State Street Bank, or derived from information so obtained, and is believed to be reliable, but the information has not been audited and its accuracy and completeness are not guaranteed. Composite Returns are net of fees and expenses as noted and, where applicable, reflect reinvestment of dividends and earnings. No adjustment has been made for any U.S. income taxes which may be payable on income dividends or capital gains distributions. Where applicable, and unless otherwise indicated, the Composite Returns are presented net of non-reclaimable withholding taxes on dividends, interest and capital gains and gross of reclaimable withholding taxes. Performance returns for periods of less than one year are not annualized. Additional information regarding policies for calculating and reporting the Composite Returns is available upon request.

The Composite Returns generally do not reflect the deduction of the various fees and expenses of the Program with respect to an investment in each of the Funds, which would reduce the total return amount, although the Composite Returns are presented net of management fees as noted.

Fund / Investment Advisor or SSgA Collective	Allocation	Three Months	Period Ended December 31, 2009 Annualized
Investment Fund Composite / Comparative Market	as of	Ended
Index	12/31/09	12/31/09	1 Year	3 Years	5 Years
Large Cap Equity Fund

C.S. McKee[1]	45%	5.9%	24.2%	-5.5%	1.5%
Russell 1000 Value Index[2]		4.2%	19.7%	-9.0%	-0.3%

Jennison[3]	40%	9.2%	42.4%	0.3%	3.5%
Russell 1000 Growth Index[4]		7.9%	37.2%	-1.9%	1.6%

SSgA Russell 1000 Index Composite[5]	15%	6.1%	28.5%	-5.3%	0.8%
Russell 1000 Index[6]		6.1%	28.4%	-5.4%	0.8%

Small-Mid Cap Equity Fund

LSV[7]	15%	6.2%	40.8%	-7.1%	1.3%
Systematic[8]	15%	7.3%	34.2%	-1.3%	6.3%
Russell Midcap Value Index[9]		5.2%	34.2%	-6.6%	2.0%

Frontier[10]	10%	6.1%	35.7%	2.7%	6.5%
TCW[11]	10%	6.9%	51.3%	1.5%	3.7%
Russell Midcap Growth Index[12]		6.7%	46.3%	-3.2%	2.4%

OFI[13]	14%	1.0%	16.2%	N/A	N/A
DIA[14]	14%	3.0%	22.7%	-7.6%	0.5%
Russell 2000 Value Index[15]		3.9%	27.2%	-6.1%	0.5%

Riverbridge[16]	10%	6.1%	35.4%	0.7%	4.0%
Oppenheimer[17]	10%	2.7%	58.5%	-2.4%	3.2%
Russell 2000 Growth Index[18]		4.1%	34.5%	-4.0%	0.9%

SSgA Russell 2000 Index Composite[19]	0.1%	3.9%	27.1%	-6.1%	0.4%
Russell 2000 Index[20]		3.9%	27.2%	-6.1%	0.5%

SSgA S&P MidCap 400 Index Composite[21]	1.9%	5.9%	37.7%	-1.7%	3.3%
S&P MidCap 400 Index[22]		5.6%	37.4%	-1.8%	3.3%

Fund / Investment Advisor or SSgA Collective	Allocation	Three Months	Period Ended December 31, 2009 Annualized
Investment Fund Composite / Comparative Market	as of	Ended
Index	12/31/09	12/31/09	1 Year	3 Years	5 Years

International All Cap Equity Fund

Altrinsic[23]	39%	3.0%	28.0%	-4.2%	3.3%
MSCI EAFE Value ND Index[24]		0.3%	34.2%	-7.4%	3.4%

Eagle[25]	21%	3.7%	25.3%	-5.0%	4.8%
Martin Currie[26]	20%	0.5%	26.6%	N/A	N/A
MSCI EAFE Growth ND Index[27]		4.2%	29.4%	-4.8%	3.6%

First State[30]	17%	5.3%	67.1%	10.1%	N/A
MSCI Emerging Markets ND Index[31]		8.5%	78.5%	5.1%	N/A

SSgA Daily MSCI ACWI ex-US Index Composite[28]	2%	3.9%	41.6%	N/A	N/A
MSCI ACWI Ex-U.S. ND Index[29]		3.7%	41.4%	N/A	N/A

Real Asset Return Fund

SSgA/Tuckerman Index REIT Composite[32]	33%	9.1%	28.4%	-13.5%	0.0%
Dow Jones U.S. Select REIT Index[33]		9.2%	28.6%	-13.6%	0.0%

SSgA Dow Jones-UBS Commodity Index Composite [34]	24%	8.9%	18.8%	N/A	N/A
Dow Jones-UBS Commodity Index[35]		9.0%	18.9%	N/A	N/A

SSgA U.S. TIPS Index Composite[36]	43%	1.7%	11.3%	6.6%	4.5%
Barclays Capital U.S. TIPS Index[37]		1.8%	11.4%	6.7%	4.6%

Target Risk Funds

Conservative Risk Fund

SSgA Russell 3000 Index Composite[38]	17%	5.9%	28.3%	-5.4%	0.8%
Russell 3000 Index[39]		5.9%	28.3%	-5.4%	0.8%

SSgA Daily MSCI EAFE Index Composite[40]	6%	2.2%	32.0%	-5.9%	3.7%
MSCI EAFE Index[41]		2.2%	31.8%	-6.0%	3.5%

SSgA U.S. Aggregate Bond Index Composite[42]	55%	0.2%	5.9%	6.0%	4.9%
Barclays Capital U.S. Aggregate Bond Index [43]		0.2%	5.9%	6.0%	5.0%

SSgA/Tuckerman Index REIT Composite[32]	6%	9.1%	28.4%	-13.5%	0.0%
Dow Jones U.S. Select REIT Index[33]		9.2%	28.6%	-13.6%	0.0%

SSgA U.S. TIPS Index Composite[36]	10%	1.7%	11.3%	6.6%	4.6%
Barclays Capital U.S. TIPS Index[37]		1.8%	11.4%	6.7%	4.6%

STIF[44]	6%	0.1%	0.6	2.7%	3.4%

Fund / Investment Advisor or SSgA Collective	Allocation	Three Months	Period Ended December 31, 2009 Annualized
Investment Fund Composite / Comparative Market	as of	Ended
Index	12/31/09	12/31/09	1 Year	3 Years	5 Years

Moderate Risk Fund

SSgA Russell 3000 Index Composite[38]	37%	5.9%	28.3%	-5.4%	0.8%
Russell 3000 Index[39]		5.9%	28.3%	-5.4%	0.8%

SSgA Daily MSCI ACWI ex-US Index Composite[28]	14%	3.9%	41.6%	N/A	N/A
MSCI ACWI Ex-U.S. ND Index[29]		3.7%	41.4%	N/A	N/A

SSgA U.S. Aggregate Bond Index Composite[42]	34%	0.2%	5.9%	6.0%	4.9%
Barclays Capital U.S. Aggregate Bond Index [43]		0.2%	5.9%	6.0%	5.0%

SSgA Dow Jones-UBS Commodity Index Composite [34]	2%	8.9%	18.8%	N/A	N/A
Dow Jones-UBS Commodity Index[35]		9.0%	18.9%	N/A	N/A

SSgA/Tuckerman Index REIT Composite[32]	6%	9.1%	28.4%	-13.5%	0.0%
Dow Jones U.S. Select REIT Index[33]		9.2%	28.6%	-13.6%	0.0%

SSgA U.S. TIPS Index Composite[36]	5%	1.7%	11.3%	6.6%	4.6%
Barclays Capital U.S. TIPS Index[37]		1.8%	11.4%	6.7%	4.6%

STIF[44]	2%	0.1%	0.6%	2.7%	3.4%

Aggressive Risk Fund

SSgA Russell 3000 Index Composite[38]	55%	5.9%	28.3%	-5.4%	0.8%
Russell 3000 Index[39]		5.9%	28.3%	-5.4%	0.8%

SSgA Daily MSCI ACWI ex-US Index Composite[28]	22%	3.9%	41.6%	N/A	N/A
MSCI ACWI Ex-U.S. ND Index[29]		3.7%	41.4%	N/A	N/A

SSgA U.S. Aggregate Bond Index Composite[42]	14%	0.2%	5.9%	6.0%	4.9%
Barclays Capital U.S. Aggregate Bond Index [43]		0.2%	5.9%	6.0%	5.0%

SSgA Dow Jones-UBS Commodity Index Composite [34]	3%	8.9%	18.8%	N/A	N/A
Dow Jones-UBS Commodity Index[35]		9.0%	18.9%	N/A	N/A

SSgA/Tuckerman Index REIT Composite[32]	6%	9.1%	28.4%	-13.5%	0.0%
Dow Jones U.S. Select REIT Index[33]		9.2%	28.6%	-13.6%	0.0%

Notes to the Historical Fund Performance Information

(1) Large Cap Equity Fund. The inception date of the Large Cap Equity Fund was July 2, 2009.

(2) Russell 1000 Index. The Russell 1000 Index measures the performance of the large-capitalization segment of the U.S. equity universe. It is a subset of the Russell 3000 Index and includes approximately 1,000 of the largest securities based on a combination of their market capitalization and current index membership. The Russell 1000 Index represents approximately 90% of the U.S. market.

(3) Small-Mid Cap Equity Fund. The inception date of the Small-Mid Cap Equity Fund was July 2, 2009.

(4) Russell 2500 Index. The Russell 2500 Index measures the performance of the small to mid-cap segment of the U.S. equity universe. The Russell 2500 Index is a subset of the Russell 3000 Index. It includes approximately 2500 of the smallest securities based on a combination of their market cap and current index membership.

(5) International All Cap Equity Fund. The inception date of the International All Cap Equity Fund was September 5, 1995. Effective July 6, 2009, the International All Cap Equity Fund was reorganized with a new line-up of Investment Advisors. The performance of the portions of the Fund previously managed by different Investment Advisors are included in the historical performance information of the Fund. The Fund may have employed different investment strategies and guidelines during various periods for which performance is presented. Additionally, the fees and expenses of the Fund have changed during the periods for which performance is shown, and performance shown may have been different had current fees and expenses been applicable for the entire period(s).

(6) Morgan Stanley Capital International (“MSCI”) All Country World Ex-U.S. Index. The MSCI All Country World Ex-U.S. Index is an equity benchmark for international stock performance that aims to capture 85% of the (publicly available) total market capitalization of developed and emerging market countries excluding the U.S.

(7) MSCI Europe, Australasia, Far East (“EAFE”) Index. The MSCI EAFE Index measures international equity performance. It comprises 21 MSCI country indices, representing the developed markets outside of North America: Europe, Australasia and the Far East.

(8) Real Asset Return Fund. The inception date of the Real Asset Return Fund was July 7, 2009.

(9) Real Asset Return Fund Custom Benchmark. The inception date of the Custom Benchmark for the Real Asset Return Fund was July 1, 2009. The Custom Benchmark for the Real Asset Return Fund is the composite performance of the benchmarks for the three underlying asset classes to which the Real Asset Return Fund allocates assets. The benchmarks comprising the Custom Benchmark currently include the Dow Jones U.S. Select REIT Index, Dow Jones-UBS Commodity Index and the Barclays Capital U.S. Treasury Inflation Protected Securities Index and are weighted based on the Fund’s target allocations to the asset classes to which such benchmarks relates.

(10) Target Risk Funds. The inception date of each of the Target Risk Funds was July 7, 2009.

(11) Target Risk Funds Custom Benchmark. The inception date of the Custom Benchmark for each of the Target Risk Funds was July 1, 2009. The Custom Benchmark for each of the Target Risk Funds is the composite performance of respective benchmarks for the underlying asset classes to which each of the Target Risk Funds allocates assets. The respective benchmarks comprising the Custom Benchmarks currently include some or all of the Barclays Capital U.S. Aggregate Bond Index, the Barclays Capital U.S. Treasury Inflation Protected Securities Index, the Dow Jones U.S. Select REIT Index, the Dow Jones-UBS Commodity Index, the Russell 3000® Index, the Citigroup 3-Month T-Bill, the MSCI EAFE Index and the MSCI All-Country World Ex-U.S. Index and are weighted based on each Fund’s respective target allocations to the asset classes to which such benchmark relates.

Notes to the Related Account Performance Information

(1) C.S. McKee, L.P. Net of fee performance is calculated using an asset weighted composite management fee.

(2) Russell 1000 Value Index. The Russell 1000 Value Index measures the performance of the large-capitalization value segment of the U.S. equity universe. It includes those Russell 1000 companies with lower price-to-book ratios and lower expected growth values.

(3) Jennison Associates LLC. Net of fee performance is calculated by deducting the firm’s actual management fees and transaction costs of each account included in the Composite Returns.

(4) Russell 1000 Growth Index. The Russell 1000 Growth Index measures the performance of the large-capitalization growth segment of the U.S. equity universe. It includes those Russell 1000 companies with higher price-to-book ratios and higher forecasted growth values.

(5) SSgA Russell 1000 Index Composite. The strategy seeks to gain exposure to large capitalization U.S. companies by replicating the returns and characteristics of the Russell 1000 Index. Net of fee performance is calculated by deducting 0.05% annually, the actual management fee payable by the Large Cap Equity Fund for investment in collective investment funds maintained by State Street Bank.

(6) Russell 1000 Index. The Russell 1000 Index measures the performance of the large-capitalization segment of the U.S. equity universe. It is a subset of the Russell 3000 Index and includes approximately 1,000 of the largest securities based on a combination of their market capitalization and current index membership. The Russell 1000 Index represents approximately 90% of the U.S. market.

(7) LSV Asset Management. Net of fee performance is calculated assuming a management fee of 0.65% annually, the highest non-performance based management fee charged by the firm.

(8) Systematic Financial Management, L.P. Net of fee performance is calculated assuming a management fee of 0.75%, the highest management fee charged by the firm.

(9) Russell Midcap Value Index. The Russell Midcap Value Index measures the performance of the mid-capitalization value segment of the U.S. equity universe. It includes those Russell Midcap Index companies with lower price-to-book ratios and lower forecasted growth values.

(10) Frontier Capital Management Co. LLC. Net of fee performance is calculated assuming a management fee of 0.75% annually, the highest management fee charged by the firm.

(11) TCW Investment Management Company. Net of fee performance is calculated assuming a management fee of 0.8%, the highest standard fee charged by the firm to U.S. institutional clients. Composite Returns are presented gross of withholding taxes.

(12) Russell Midcap Growth Index. The Russell Midcap Growth Index measures the performance of the mid-capitalization growth segment of the U.S. equity universe. It includes those Russell Midcap Index companies with higher price-to-book ratios and higher forecasted growth values.

(13) OFI Institutional Asset Management, Inc. Net of fee performance is calculated by deducting the maximum investment advisory fee charged by the firm, as determined by its standard fee schedule.

(14) Denver Investment Advisors LLC (d/b/a Denver Investments). As of January 1, 2008, net of fee performance is calculated assuming a management fee of 1.0% annually, the highest management fee for the small-capitalization value strategy charged by the firm. Prior to that date, net of fee performance was calculated by deducting the actual annual management fees of each account included in the Composite Returns.

(15) Russell 2000 Value Index. The Russell 2000 Value Index measures the performance of small-capitalization value segment of the U.S. equity universe. It includes those Russell 2000 companies with lower price-to-book ratios and lower forecasted growth values.

(16) Riverbridge Partners. Starting January 1, 2008, net of fee performance is calculated net of actual investment management fees.

(17) Oppenheimer Capital LLC. Net of fee performance is calculated by deducting the highest management fee charged by the firm to any account within the Composite Returns.

(18) Russell 2000 Growth Index. The Russell 2000 Growth Index measures the performance of the small-capitalization growth segment of the U.S. equity universe. It includes those Russell 2000 companies with higher price-to-value ratios and higher forecasted growth values.

(19) SSgA Russell 2000 Index Composite. The strategy seeks to gain exposure to small-capitalization U.S. companies by replicating the returns and characteristics of the Russell 2000 Index. Net of fee performance is calculated by deducting 0.05% annually, the actual management fee payable by the Small-Mid Cap Equity Fund for investment in collective investment funds maintained by State Street Bank.

(20) Russell 2000 Index. The Russell 2000 Index measures the performance of the small-capitalization segment of the U.S. equity universe. The Russell 2000 Index is a subset of the Russell 3000 Index representing approximately 10% of the total market capitalization of that index. It includes approximately 2,000 of the smallest securities based on a combination of their market capitalization and current index membership.

(21) SSgA S&P MidCap 400 Index Composite. The strategy seeks to gain exposure to mid-capitalization U.S. companies by replicating the returns and characteristics of the S&P MidCap 400 Index. Net of fee performance is calculated by deducting 0.05% annually, the actual management fee payable by the Small-Mid Cap Equity Fund for investment in collective investment funds maintained by State Street Bank.

(22) S&P MidCap 400 Index. The S&P MidCap 400 Index measures the performance of mid-sized companies representing approximately 7% of the investable U.S. equity market as of September 30, 2009.

(23) Altrinsic Global Advisors, LLC. Net of fee performance is calculated assuming a management fee of 0.85% annually, the highest management fee charged by the firm. Prior to January 1, 2005, the management fee applied was 0.75%, which was previously the highest management fee charged by the firm.

(24) Morgan Stanley Capital International (“MSCI”) Europe, Australasia, Far East (“EAFE”) Value ND Index. The MSCI EAFE Value Index is a subset of the MSCI EAFE Index consisting of those securities classified by MSCI as most representing the value style. The MSCI EAFE Value Index generally represents approximately 50% of the float-adjusted market capitalization of the MSCI EAFE Index.

(25) Eagle Global Advisors LLC. Net of fee performance was calculated by Northern Trust utilizing gross of fee performance information provided by Eagle and applying a management fee of 1.0% annually, the highest management fee charged by the firm. Composite Returns are presented net of both non-reclaimable and reclaimable withholding taxes.

(26) Martin Currie Inc. The Composite Returns were created January 2008. Net of fee performance is calculated by deducting actual management fees of each account included in the Composite Returns.

(27) MSCI EAFE Growth ND Index. The MSCI EAFE Growth Index is a subset of the MSCI EAFE Index consisting of those securities classified by MSCI as most representing the growth style. The MSCI EAFE Growth Index generally represents approximately 50% of the float-adjusted market capitalization of the MSCI EAFE Index.

(28) SSgA Daily MSCI All-Country World (“ACWI”) Ex-US Index Composite. The strategy seeks to generate returns to match the MSCI ACWI Ex-U.S. Index as closely as possible. Net of fee performance is calculated by deducting the actual management fees payable by the applicable Fund for investment in collective investment funds maintained by State Street Bank. The International All Cap Equity Fund pays a management fee of 0.12% annually to invest in collective investment funds maintained by State Street Bank and the applicable Target Risk Funds pay a management fee of 0.06% annually to invest in collective investment funds maintained by State Street Bank.

(29) MSCI ACWI Ex-U.S. ND Index. The MSCI ACWI Ex-U.S. ND Index is an equity benchmark for international stock performance that aims to capture 85% of the (publicly available) total market capitalization of developed and emerging market countries excluding the U.S.

(30) First State Investments International Limited. Net of fee performance is calculated assuming a management fee of 0.85% annually, the highest chargeable management fee for this investment strategy.

(31) MSCI Emerging Markets ND Index. The MSCI Emerging Markets Index is a float-adjusted market capitalization index that is designed to measure equity market performance in the global emerging markets. As of December 2009, the MSCI Emerging Markets Index consisted of the following 21 emerging market country indices: Brazil, Chile, China, Colombia, Czech Republic, Egypt, Hungary, India, Indonesia, Israel, Korea, Malaysia, Mexico, Peru, Philippines, Poland, Russia, South Africa, Taiwan, Thailand and Turkey.

(32) SSgA/Tuckerman Index REIT Composite. The strategy seeks to create a portfolio of securities which replicates, as closely as possible, the returns and characteristics of the Dow Jones U.S. Select REIT Index. Net of fee performance is calculated by deducting the actual management fees payable by the applicable Fund for investment in collective investment funds maintained by State Street Bank. The Real Asset Return Fund pays a management fee of 0.09% annually to invest in collective investment funds maintained by State Street Bank and the Target Risk Funds pay a management fee of 0.06% annually to invest in collective investment funds maintained by State Street Bank.

(33) Dow Jones U.S. Select REIT Index. The Dow Jones U.S. Select REIT Index is comprised of companies whose charters are the equity ownership and operation of commercial real estate and which operate under the REIT Act of 1960. Each REIT in the Index is weighted by its float-adjusted market capitalization.

(34) SSgA Dow Jones-UBS Commodity Index Composite. The strategy seeks to create a portfolio of securities which replicates, as closely as possible, the returns and characteristics of the Dow Jones-UBS Commodity Index. Net of fee performance is calculated by deducting the actual management fees payable by the applicable Fund for investment in collective investment funds maintained by State Street Bank. The Real Asset Return Fund pays a management fee of 0.09% annually to invest in collective investment funds maintained by State Street Bank and the applicable Target Risk Funds pay a management fee of 0.06% annually to invest in collective investment funds maintained by State Street Bank.

(35) Dow Jones-UBS Commodity Index. The Dow Jones-UBS Commodity Index is a rolling commodities index composed of futures contracts on physical commodities.

(36) SSgA Treasury Inflation Protected Securities (“TIPS”) Index Composite. The strategy seeks to match the total rate of return of the Barclays Capital U.S. TIPS Index by investing in a portfolio of U.S. Treasury inflation protected securities. Net of fee performance is calculated by deducting the actual management fees payable by the applicable Fund for investment in collective investment funds maintained by State Street Bank. The Real Asset Return Fund pays a management fee of 0.09% annually to invest in collective investment funds maintained by State Street Bank and the applicable Target Risk Funds pay a management fee of 0.06% annually to invest in collective investment funds maintained by State Street Bank.

(37) Barclays Capital U.S. TIPS Index. The Barclays Capital U.S. TIPS Index measures the performance of the TIPS market. Inflation-linked indices include only capital indexed bonds with a remaining maturity of one year or more.

(38) SSgA Russell 3000 Index Composite. The strategy seeks to gain exposure to the broad U.S. equity market by replicating the returns and characteristics of the Russell 3000 Index. Net of fee performance is calculated by deducting 0.06% annually, the actual management fee payable by the Target Risk Funds for investment in collective investment funds maintained by State Street Bank.

(39) Russell 3000 Index. The Russell 3000 Index measures the performance of the largest 3,000 U.S. companies representing approximately 99% of the investable U.S. equity market.

(40) SSgA Daily MSCI EAFE Index Composite. The strategy seeks create a portfolio of securities which replicates, as closely as possible, the returns and characteristics of the MSCI EAFE Index. Net of fee performance is calculated by deducting 0.06% annually, the actual management fee payable by the Conservative Risk Fund for investment in collective investment funds maintained by State Street Bank.

(41) MSCI EAFE Index. The MSCI EAFE Index measures international equity performance. It comprises 21 MSCI country indices, representing the developed markets outside of North America: Europe, Australasia and the Far East.

(42) SSgA U.S. Aggregate Bond Index Composite. The strategy seeks to create a portfolio of securities which replicates, as closely as possible, the returns and characteristics of the Barclays Capital U.S. Aggregate Bond Index. Net of fee performance is calculated by deducting 0.06% annually, the actual management fee payable by the Target Risk Funds for investment in collective investment funds maintained by State Street Bank.

(43) Barclays Capital U.S. Aggregate Bond Index. The Barclays Capital U.S. Aggregate Bond Index covers the U.S. dollar-denominated, investment-grade, fixed-rate, taxable bond market of securities registered with the Securities and Exchange Commission. The index includes bonds from the Treasury, Government-Related, Corporate, Mortgage-Backed Securities (agency fixed-rate and hybrid adjustable-rate mortgage passthroughs), Asset-Backed Securities, and Commercial Mortgage-Backed Securities sectors. The Barclays Capital U.S. Aggregate Bond Index is a component of the Barclays Capital U.S. Universal Bond Index in its entirety.

(44) SSgA Short Term Investment Fund. Through active management, the fund seeks to provide safety of principal, daily liquidity, and a competitive yield by investing in high quality money market instruments. The returns listed are the actual returns of the State Street Bank collective investment fund in which the Fund invests. Net of fee performance is calculated by deducting 0.06% annually, the actual management fee payable by the applicable Target Risk Funds for investment in the SSgA Short Term Investment Fund.